UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2016

NCI, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51579	20-3211574
(State or Other Jurisdiction of Incorporation)	(commission file number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of NCI, Inc. (the “Company”) was held on June 1, 2016 (the “Annual Meeting”). The following proposals were voted upon at the Annual Meeting:

Proposal 1:	To elect seven persons as directors of the Company, each to serve for a term of one year or until their respective successors shall have been duly elected and qualified.

Proposal 2:	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current fiscal year.

A summary of the voting for proposals voted upon at the Annual Meeting is as follows:

Proposal 1	Election of Directors	For	Withheld	Abstentions/Broker Non-Votes
	Charles K. Narang	51,490,646	41,075	1,579,084
	Brian J. Clark	51,495,591	36,130	1,579,084
	James P. Allen	51,481,115	50,606	1,579,084
	Paul V. Lombardi	51,481,115	50,606	1,579,084
	Cindy E. Moran	51,496,694	35,027	1,579,084
	Austin J. Yerks	51,496,593	35,128	1,579,084
	Daniel R. Young	51,481,117	50,604	1,579,084

Proposal 2		For	Against	Abstentions/Broker Non-Votes
	Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm	53,087,216	6,419	17,170

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: June 7, 2016	By:	/s/ Lucas J. Narel
Lucas J. Narel
Executive Vice President, Chief Financial Officer and Treasurer